Exhibit 23.2

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89955) pertaining to the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan of our report dated June 23, 2004, with respect to the statement of net assets available for benefits of the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Richmond, Virginia

June 24, 2005

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